Exhibit 99.3

October 27, 2015

Dear Plan Participant:

I am forwarding to you the enclosed voting instruction card for the purpose of conveying your voting instructions with respect to the shares of National Penn Bancshares, Inc. common stock allocated to your 3rd Fed Bank Employee Stock Ownership Plan (“ESOP”) account. You are being asked to provide voting instructions to the ESOP Trustee, National Penn Investors Trust Company, on the proposals being presented at National Penn Bancshares, Inc. Special Meeting of Shareholders to be held on December 16, 2015. Also enclosed, for your review, is National Penn Bancshares, Inc.’s Proxy/Prospectus Statement for the Special Meeting.

As an ESOP participant, you are entitled to instruct the ESOP Trustee how to vote the National Penn Bancshares, Inc. common stock allocated to your ESOP account as of October 20, 2015, the record date for the Special Meeting.

The ESOP Trustee will vote all allocated National Penn Bancshares, Inc. common stock as directed by the participants. The ESOP Trustee will vote unallocated shares of Common Stock held in the ESOP Trust, if any, and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your 3rd Fed Bank ESOP account, complete and return the Voting Instruction Card. Or, you may vote by telephone or Internet by following the instructions on the enclosed Voting Instruction Card. The deadline for voting your shares is 1:00 AM Eastern Time on Wednesday, December 9th. Your vote will not be revealed, directly or indirectly, to any employee or director of National Penn Bancshares, Inc. or National Penn Bank.

If you have any questions about casting your vote, please contact Nancy Gigler-Smith, Vice President, National Penn Investors Trust Company, at (610) 530-6820.

Sincerely,

Scott V. Fainor
President & CEO

Enclosures

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your vote instruction card, you may choose one of the voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on December 9, 2015.
Vote by Internet • Go to www.envisionreports.com/npbc • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

		For	Against	Abstain	+
1.

Approval of the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Merger Agreement”), as it may be amended from time to time, by and between BB&T Corporation, a North Carolina corporation, and National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”).

		☐	☐	☐

2.	Approval, by advisory (non-binding) vote, of certain compensation arrangements for National Penn named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

3.	Approval of an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting of Shareholders.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.
/ /

Admission Ticket – Non-Transferable

National Penn Bancshares, Inc.

Special Meeting of Shareholders

December 16, 2015, at 8:00 a.m. (Eastern Time)

The Renaissance Allentown Hotel, Ballroom

12 North Seventh St., Allentown, PA 18101

FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING

Detach and retain this portion and present for admittance to meeting.

You can view the Proxy Statement/Prospectus on the Internet at: http://www.envisionreports.com/npbc

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

VOTING INSTRUCTION CARD — National Penn Bancshares, Inc.

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct the plan trustee under the 3rd Fed Bank Employee Stock Ownership Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Special Meeting of Shareholders of National Penn to be held on December 16, 2015, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the plan trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

This voting instruction card, when properly executed, will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the Plan and applicable law.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your card. To vote by mail, mark, sign and date your card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.

(Continued on reverse side)